Exhibit 16.1
December 15, 2022

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washing, DC 20549

Re: Chesapeake Granite Wash Trust
File No. 001-35343

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Chesapeake Granite Wash Trust dated December 15, 2022, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP
GRANT THORNTON LLP